Exhibit 10.3
MODIFICATION OF GUARANTY AND CONSENT AND REAFFIRMATION OF GUARANTOR
This Modification of Guaranty and Consent and Reaffirmation of Guarantor (this “Consent”) is attached to that certain Additional Advance and Third Modification Agreement (Long Form) (the “Modification Agreement”) dated as of February 9, 2024 by and among (i) KBSIII 1550 WEST MCEWEN DRIVE, LLC, KBSIII 155 NORTH 400 WEST, LLC, KBSIII 515 CONGRESS, LLC, and KBSIII 201 17TH STREET, LLC, each a Delaware limited liability company (individually or collectively as the context may require, “Borrower” or “Borrowers”), (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, “Agent”), and (iii) each lender party hereto (individually, a “Lender” and collectively with any lender that becomes a party to the Loan Agreement (as defined in the Modification Agreement) in the future, the “Lenders”). All capitalized terms used but not defined in this Consent shall have the meanings given to such terms in the Modification Agreement. KBS REIT PROPERTIES III, LLC, a Delaware limited liability company (“Guarantor”), hereby (i) acknowledges that it has read, reviewed with counsel and agrees to the terms, conditions, provisions and modifications of the Modification Agreement and the transactions contemplated thereby, (ii) reaffirms the full force and effectiveness of that certain Payment Guaranty Agreement dated as of October 17, 2018 (the “Payment Guaranty”) executed by Guarantor in favor of Agent and Lenders in connection with the Loan, and that certain Recourse Carve-Out Guaranty Agreement dated as of October 17, 2018 (the “Recourse Carve-Out Guaranty” and collectively with the Payment Guaranty, the “Guaranty”) executed by Guarantor in favor of Agent and Lenders, as each may be modified from time to time including by the Modification Agreement, (iii) agrees that Guarantor’s obligations under the Guaranty shall remain unaffected by the Modification Agreement (except as expressly modified below) and that all references in the Guaranty to (a) the Loan Documents shall include (without limitation) the Modification Agreement, and (b) any particular Loan Document shall mean such Loan Document as modified by the Modification Agreement, and (iv) agrees that Guarantor’s obligations under the Guaranty are separate and distinct from those of Borrowers with respect to the Loan.
In addition to the forgoing, the Guaranty is amended as follows (which amendments shall be effective as of the Effective Date):
1.Amendments to Payment Guaranty.
(a)Section 10 of the Payment Guaranty is hereby amended as follows:
10.    Event of Default. Without limiting anything set forth in Section 8.1 of the Loan Agreement, including without limitation Sections 8.1(d) and (e), it will be an Event of Default under the Loan Documents if, following written notice to Guarantor by Administrative Agent, Guarantor fails to pay (within ten (10) days following written request from Administrative Agent to Guarantor) any sums as required pursuant to the terms of this Guaranty or in any other document provided in relation hereto. Further, for the avoidance of doubt, to the extent that Guarantor’s failure to comply with any term or condition of this Guaranty (including, without limitation, Section 11 hereof) would constitute an Event of Default under the Loan Agreement, the

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same shall, following written notice to Guarantor from Administrative Agent, also constitute a default by Guarantor hereunder.
(b)Section 11(e)(i) of the Payment Guaranty is hereby amended as follows:
“(i)    Guarantor shall not permit its Leverage Ratio to be greater than 0.75 to 1.0. As used herein, (i) “Leverage Ratio” shall mean Total Liabilities to Total Asset Value, (ii) “Total Liabilities” shall mean all debt for borrowed money of Guarantor and its subsidiaries (including guaranties), without duplication, determined on a consolidated basis for the applicable measuring period in accordance with GAAP (but excluding any premiums or discounts on debt), and (iii) “Total Asset Value” shall mean the sum of (a) the total Market Value (defined below) of all properties owned by Guarantor, plus (b) all unencumbered cash and cash equivalents, including any holdings of shares of Prime US REIT (SGX Ticker: OXMU) using the value of such shares based on the closing price on the SGX as of the reporting date, plus (c) the book value of notes receivable and other tangible assets. For purposes of this Guaranty, “Market Value” shall mean the total market value of all properties wholly-owned (directly or indirectly) by Guarantor, which shall mean (i) for all properties owned for two full quarterly reporting periods, the capped value of real estate assets (net operating income for the applicable reporting periods (which shall include credits for tenants in a free-rent period related to leases with terms that do not exceed one (1) month of free rent per year of lease term to the extent rent under such lease will start within 6 months of the applicable testing date with such credit being equal to the amount of rent due in the first month when rent would be paid times the number of months in the calculation period (with any additional free-rent credits, subject to Administrative Agent’s approval)), annualized and capped at 7.25%, provided that for any property operating at a negative net operating income, Market Value for that asset shall be assumed to be $0.00), (ii) for all real properties owned by Guarantor for less than two full quarterly reporting periods, the undepreciated cost basis of such real property, (iii) at Guarantor’s option for all real properties operating at an economic occupancy of less than 85%, the “as-is” appraised value of such real property pursuant to the REIT’s annual MAI appraisal process, with such appraisals provided to Administrative Agent for review and approval at Administrative Agent’s reasonable discretion, or (iv) for properties under development (until such time that is twelve (12) months beyond such properties’ final completion date), the current cost basis in such property; provided, however, in no event (unless approved by Administrative Agent and the Lenders) shall the value calculated pursuant to clause (iii) above exceed the sum of thirty percent (30%) of the total Market Value for Guarantor; and provided further that the calculation of Leverage Ratio set forth above shall, in each instance, specifically exclude that certain parcel of real property commonly known as the 201 Spear Property and located in San Francisco, California. For avoidance of doubt, free rent related to (1) that certain Office Lease, dated as of July 14, 2011, by and between UST GEPT Joint Venture, L.P., as landlord, and Acquity Group, L.L.C., as tenant (as amended) at Accenture Tower located at 500 West Madison, Chicago, Illinois (the “Accenture Lease”) and (2) that certain Office Lease, dated as of December 16, 2020, by and between KBSIII 60 South Street, LLC, as landlord, and Fredrikson & Byron, P.A., at the 60 South Sixth Street in Minneapolis, MN (the “Fredrikson Lease”)

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shall be deemed approved to be included in net operating income for purposes of calculating clause (i) above.”
(c)Section 11(e)(iii) of the Payment Guaranty is hereby amended as follows
“(iii)    Guarantor shall not permit the ratio of EBITDA to Fixed Charges for the preceding four trailing consecutive fiscal quarters to be less than 1.30 to 1.0. As used herein, “EBITDA” shall mean an amount equal to (a) net income as defined by GAAP for Guarantor and its subsidiaries, without duplication, on a consolidated basis for the applicable measuring period, plus (1) interest expense, income taxes, depreciation and amortization expense, acquisition costs and expenses, and extraordinary or non-recurring losses or losses from sales of assets, plus (2) any non-cash expense or contra revenue reducing net income, minus (3) any extraordinary or non-recurring gains or gains from asset sales, minus (4) any non-cash income or gains increasing net income with the exception of any straight line rent, and minus (5) an amount equal to the sum of (A) $0.25 multiplied by the aggregate number of square feet of office buildings owned by Guarantor not under construction, plus (B) $0.10 multiplied by the aggregate number of square feet of industrial buildings owned by Guarantor and not under construction, all as determined in accordance with GAAP (or, if not determined by GAAP, as determined in accordance with industry practice); plus (b) Guarantor's share of EBITDA (using the definition under subsection (a) above) in all unconsolidated joint ventures, without duplication (and, for avoidance of doubt, EBIDTA shall include dividends received in connection with Guarantor’s ownership of shares of Prime US REIT), each as determined by Administrative Agent in its reasonable discretion. For purposes of this definition, nonrecurring items shall be deemed to include, without limitation, (w) gains and losses on early extinguishment of Indebtedness, (x) any breakage payments or fees in connection with a Swap Transaction, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP. As used herein, "Fixed Charges" shall mean the sum of Guarantor's and Guarantor's subsidiaries (without duplication) (A) interest expense (excluding any amortized loan costs relating to loan fees or costs or fees relating to hedging instruments, and amortization related to discounts or premiums on debt), (B) the aggregate amount of scheduled principal payments, excluding balloon payments, and (C) distributions on preferred interests and/or preferred stock.”
2.Amendments to the Recourse Carve-Out Guaranty.
(a)Section 10 of the Recourse Carve-Out Guaranty is hereby amended as follows:
10.    Event of Default. Without limiting anything set forth in Section 8.1 of the Loan Agreement, including without limitation Sections 8.1(d) and (e), it will be an Event of Default under the Loan Documents if, following written notice to Guarantor by Administrative Agent, Guarantor fails to pay (within ten (10) days following written request from Administrative Agent to Guarantor) any sums as required pursuant to the terms of this Guaranty or in any other document provided in relation hereto. Further, for the avoidance of doubt, to the extent that Guarantor’s failure to comply with any term or condition of this Guaranty (including, without

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limitation, Section 11 hereof) would constitute an Event of Default under the Loan Agreement, the same shall, following written notice to Guarantor from Administrative Agent, also constitute a default by Guarantor hereunder.
(b)Section 11(e)(i) of the Recourse Carve-Out Guaranty is hereby amended as follows:
“(i)    Guarantor shall not permit its Leverage Ratio to be greater than 0.75 to 1.0. As used herein, (i) “Leverage Ratio” shall mean Total Liabilities to Total Asset Value, (ii) “Total Liabilities” shall mean all debt for borrowed money of Guarantor and its subsidiaries (including guaranties), without duplication, determined on a consolidated basis for the applicable measuring period in accordance with GAAP (but excluding any premiums or discounts on debt), and (iii) “Total Asset Value” shall mean the sum of (a) the total Market Value (defined below) of all properties owned by Guarantor, plus (b) all unencumbered cash and cash equivalents, including any holdings of shares of Prime US REIT (SGX Ticker: OXMU) using the value of such shares based on the closing price on the SGX as of the reporting date, plus (c) the book value of notes receivable and other tangible assets. For purposes of this Guaranty, “Market Value” shall mean the total market value of all properties wholly-owned (directly or indirectly) by Guarantor, which shall mean (i) for all properties owned for two full quarterly reporting periods, the capped value of real estate assets (net operating income for the applicable reporting periods (which shall include credits for tenants in a free-rent period related to leases with terms that do not exceed one (1) month of free rent per year of lease term to the extent rent under such lease will start within 6 months of the applicable testing date with such credit being equal to the amount of rent due in the first month when rent would be paid times the number of months in the calculation period (with any additional free-rent credits, subject to Administrative Agent’s approval)), annualized and capped at 7.25%, provided that for any property operating at a negative net operating income, Market Value for that asset shall be assumed to be $0.00), (ii) for all real properties owned by Guarantor for less than two full quarterly reporting periods, the undepreciated cost basis of such real property, (iii) at Guarantor’s option for all real properties operating at an economic occupancy of less than 85%, the “as-is” appraised value of such real property pursuant to the REIT’s annual MAI appraisal process, with such appraisals provided to Administrative Agent for review and approval at Administrative Agent’s reasonable discretion, or (iv) for properties under development (until such time that is twelve (12) months beyond such properties’ final completion date), the current cost basis in such property; provided, however, in no event (unless approved by Administrative Agent and the Lenders) shall the value calculated pursuant to clause (iii) above exceed the sum of thirty percent (30%) of the total Market Value for Guarantor; and provided further that the calculation of Leverage Ratio set forth above shall, in each instance, specifically exclude that certain parcel of real property commonly known as the 201 Spear Property and located in San Francisco, California. For avoidance of doubt, free rent related to (1) that certain Office Lease, dated as of July 14, 2011, by and between UST GEPT Joint Venture, L.P., as landlord, and Acquity Group, L.L.C., as tenant (as amended) at Accenture Tower located at 500 West Madison, Chicago, Illinois (the “Accenture Lease”) and (2) that certain Office Lease, dated as of December 16, 2020, by and between KBSIII 60 South Street, LLC, as landlord, and Fredrikson & Byron, P.A., at the

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60 South Sixth Street in Minneapolis, MN (the “Fredrikson Lease”) shall be deemed approved to be included in net operating income for purposes of calculating clause (i) above.”
(c)Section 11(e)(iii) of the Recourse Carve-Out Guaranty is hereby amended as follows
“(iii)    Guarantor shall not permit the ratio of EBITDA to Fixed Charges for the preceding four trailing consecutive fiscal quarters to be less than 1.30 to 1.0. As used herein, “EBITDA” shall mean an amount equal to (a) net income as defined by GAAP for Guarantor and its subsidiaries, without duplication, on a consolidated basis for the applicable measuring period, plus (1) interest expense, income taxes, depreciation and amortization expense, acquisition costs and expenses, and extraordinary or non-recurring losses or losses from sales of assets, plus (2) any non-cash expense or contra revenue reducing net income, minus (3) any extraordinary or non-recurring gains or gains from asset sales, minus (4) any non-cash income or gains increasing net income with the exception of any straight line rent, and minus (5) an amount equal to the sum of (A) $0.25 multiplied by the aggregate number of square feet of office buildings owned by Guarantor not under construction, plus (B) $0.10 multiplied by the aggregate number of square feet of industrial buildings owned by Guarantor and not under construction, all as determined in accordance with GAAP (or, if not determined by GAAP, as determined in accordance with industry practice); plus (b) Guarantor's share of EBITDA (using the definition under subsection (a) above) in all unconsolidated joint ventures, without duplication (and, for avoidance of doubt, EBIDTA shall include dividends received in connection with Guarantor’s ownership of shares of Prime US REIT), each as determined by Administrative Agent in its reasonable discretion. For purposes of this definition, nonrecurring items shall be deemed to include, without limitation, (w) gains and losses on early extinguishment of Indebtedness, (x) any breakage payments or fees in connection with a Swap Transaction, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP. As used herein, "Fixed Charges" shall mean the sum of Guarantor's and Guarantor's subsidiaries (without duplication) (A) interest expense (excluding any amortized loan costs relating to loan fees or costs or fees relating to hedging instruments, and amortization related to discounts or premiums on debt), (B) the aggregate amount of scheduled principal payments, excluding balloon payments, and (C) distributions on preferred interests and/or preferred stock.”
[Signature on Following Page]

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GUARANTOR:
KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

SMRH:4862-5257-8109
[Signature Page to Guarantor Consent]

SCHEDULE 1
LEASING CRITERIA SCHEDULE

Property	Minimum Rents (Per SF / Year)	Minimum Term	Maximum Free Rent	TI’s (New) (Per SF Per Year of Term)	TI’s (Renewal) (Per SF Per Year of Term)	LC’s (New) (% of gross equivalent rent)	LC’s (Renewal) (% of gross equivalent rent)
1550 West McEwen Drive Project	n/a	n/a	n/a	n/a	n/a	n/a	n/a
155 North 400 West Project	$33.00 FSG	2 years	1 month per year of term	$12.00	$5.00	7.0%	6.0%
201 17th Street Property	$44.00 FSG	2 years	1 month per year of term	<10,000sf: $10.00 ≥10,000sf: $14.00	<10,000sf: $5.00 ≥10,000sf: $7.00	6% + initial 1 ½ mos rent	6.0%
Congress Project	Office: $40.00 NNN Retail: $45.00 NNN	2 years	1 month per year of term	Office: $10.00 Retail: $10.00	Office: $5.00 Retail: $5.00	Office: 7.0% Retail: 7.0% of net equivalent rent	Office: 6.0% Retail: 6.0% of net equivalent rent

SMRH:4869-6734-5045	Schedule 1

EXHIBIT K
RESERVED

SMRH:4869-6734-5045	EXHIBIT K